UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2024

Monroe Federal Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-280165	99-3587922
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 East Main Street, Tipp City, Ohio	45371
(Address of Principal Executive Offices)	(Zip Code)

(937) 667-8461

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On August 9, 2024, Monroe Federal Bancorp, Inc. (the “Company”) and Monroe Federal Savings and Loan Association (the “Association”) entered into an Agency Agreement with Performance Trust Capital Partners, LLC (“Performance Trust”), pursuant to which Performance Trust will assist the Company, on a best efforts basis, in marketing the Company’s common stock during the Company’s stock offering in connection with the Association’s proposed conversion from the mutual form of organization to the stock form of organization.

For its services in the subscription offering, Performance Trust will receive, at closing, a success fee equal to the greater of (i) $250,000 or (ii) 1.0% of the aggregate purchase price of the shares of common stock of the Company sold in the subscription offering (other than shares purchased by employee benefit plans of the Company or the Association and by directors, officers and employees of the Company or the Association and their immediate family members). For its services in any community offering, Performance Trust will receive, at closing, a success fee equal to 2.0% of the aggregate purchase price of the shares of common stock of the Company sold in any community offering (other than shares purchased by employee benefit plans of the Company or the Association and by directors, officers and employees of the Company or the Association and their immediate family members), except for purchases by institutional accredited investors solicitated and/or initiated by Performance Trust for which the success fee equals 5.00%. Performance Trust will also receive a management fee of $25,000, which will be credited against the success fee due at closing.

The Company will also reimburse Performance Trust for is legal fees and expenses up to a maximum of $100,000 and for its other expenses up to $10,000 (which may be increased to up to $20,000 in the event of a resolicitation).

In addition, Performance Trust will receive a fee of $30,000 for its services as records agent and stock information center manager (which may be increased by up to $10,000 in the event of a material delay in the conversion transaction, among other factors), as well as reimbursement for its out-of-pocket expenses up to $25,000.

If the Company conducts a syndicated community offering, the Company will pay a fee equal to 5.0% of the aggregate dollar amount of the shares of common stock of the Company sold in any syndicated community offering by Performance Trust or by any other participating broker dealer.

The shares of Company common stock are being offered for sale pursuant to a Registration Statement on Form S-1, as amended (Registration No. 333-280165), filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated August 9, 2024.

The foregoing description of the Agency Agreement is qualified in its entirety by reference to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

1.1	Agency Agreement dated August 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONROE FEDERAL BANCORP, INC.

Date: August 12, 2024	By:	/s/ Lewis R. Renollet
Lewis R. Renollet
President and Chief Executive Officer